UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):

January 15, 2016

ENOVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35503	45-3190813
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

175 West Jackson Boulevard

Chicago, Illinois 60604

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 568-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 15, 2016 (the “Closing Date”), Enova International, Inc. (“Enova”) and several of its subsidiaries entered into a receivables securitization (the “2016-1 Facility”) with certain purchasers, Jefferies Funding LLC, as administrative agent (the “Administrative Agent”) and Bankers Trust Company, as indenture trustee and securities intermediary (the “Indenture Trustee”).  The 2016-1 Facility securitizes unsecured consumer installment loans (“Receivables”) that have been and will be originated or acquired under Enova’s NetCredit brand by several Enova subsidiaries (the “Originators”) and that meet specified eligibility criteria.  Under the 2016-1 Facility, Receivables are sold to a wholly-owned special purpose subsidiary of Enova (the “Issuer”) and serviced by another subsidiary of Enova.

The Issuer has issued an initial term note of $107.4 million (the “Initial Term Note”), which is secured by $134 million in unsecured consumer loans, and variable funding notes (the “Variable Funding Notes”) with an aggregate availability of $20 million per month.  As described below, the Issuer will subsequently issue term notes (the “Term Notes” and, together with the Initial Term Note and the Variable Funding Notes, the “Notes”).  The maximum principal amount of Notes that may be outstanding at any time under the 2016-1 Facility is limited to $175 million.

At the end of each month during the nine-month revolving period, the Receivables funded by the Variable Funding Notes will be refinanced through the creation of two Term Notes, which Term Notes will be issued to the holders of the Variable Funding Notes.  The Notes are non-recourse to Enova and mature at various dates, the latest of which will be October 15, 2020 (the “Final Maturity Date”).

The Notes are issued pursuant to an indenture, dated as of January 15, 2016, between the Issuer and the Indenture Trustee.  The Notes bear interest at a rate per annum equal to LIBOR (subject to a floor) plus an applicable margin, which rate is initially 8.75%.  In addition, the Issuer paid certain customary upfront closing fees to the Administrative Agent and will pay customary annual commitment and other fees to the purchasers under the 2016-1 Facility.  Subject to certain exceptions, the Issuer is not permitted to prepay or redeem any outstanding Notes prior to October 17, 2016. Following such date, the Issuer is permitted to voluntarily prepay any outstanding Notes, subject to an optional redemption premium. Interest and principal payments on outstanding Notes will be made monthly. Any remaining amounts outstanding will be payable no later than the Final Maturity Date.

All amounts due under the Notes are secured by all of the Issuer’s assets, which include the Receivables transferred to the Issuer, related rights under the Receivables, specified bank accounts, and certain other related collateral.

The 2016-1 Facility documents contain customary provisions for securitizations, including: representations and warranties as to the eligibility of the Receivables and other matters; indemnification for specified losses not including losses due to the inability of consumers to repay their loans; covenants regarding special purpose entity matters and other subjects; and default and termination provisions which provide for the acceleration of the Notes under the 2016-1 Facility in circumstances including, but not limited to, failure to make payments when due, servicer defaults, certain insolvency events, breaches of representations, warranties or covenants, failure to maintain the security interest in the receivables, and defaults under other material indebtedness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOVA INTERNATIONAL, INC.

Date: January 19, 2016	By:	/s/ Lisa M. Young
Lisa M. Young
Vice President—General Counsel &
Secretary